Exhibit 99.1

QLT ANNOUNCES COMPLETION OF

US$200 MILLION SPECIAL CASH DISTRIBUTION

TO SHAREHOLDERS

For Immediate Release	June 27, 2013

VANCOUVER, British Columbia (GLOBE NEWSWIRE) — QLT Inc. (Nasdaq:QLTI) (TSX:QLT) (“QLT” or the “Company”) is pleased to announce that the Company has completed today the previously announced special cash distribution (the “Cash Distribution”) in the amount of US$200 million, by way of a reduction of the capital of the Company’s common shares (the “Shares”). As a result, QLT’s shareholders as of June 24, 2013, the record date for the distribution (the “Record Date”), received a special cash distribution payment of US$3.915283 per Share (the “Distribution Payment”). The Distribution Payment per Share was determined based on the number of issued and outstanding Shares of the Company as of the Record Date. As previously announced, the Distribution Payments to shareholders were made without Canadian withholding taxes of up to 25% being payable, pursuant to an Advance Tax Ruling received from Canadian tax authorities.

“Acting in the best interests of our shareholders, your Board is very pleased to complete this unprecedented return of $200 million by way of such an exceptionally tax-efficient capital reduction,” said Mr. Jason M. Aryeh, Chairman of the Board.

The Distribution Payments were processed through the Company’s disbursing agent, Computershare Investor Services Inc. As previously announced, in accordance with the applicable rules of the Toronto Stock Exchange and NASDAQ rules, “due bill” trading procedures were applied in connection with the Cash Distribution in the period from June 20, 2013 to June 27, 2013. The Shares will commence trading on an “ex-distribution” basis on June 28, 2013.

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases.

QLT is based in Vancouver, Canada and the Company is publicly traded on NASDAQ (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our web site at www.qltinc.com.

QLT Inc. Contacts:

Investor & Media Relations

Andrea Rabney or David Pitts

Argot Partners

212-600-1902

andrea@argotpartners.com

david@argotpartners.com

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include, but are not limited to: statements which contain language such as: “assuming,” “prospects,” “goal,” “future” “projects,” “potential,” “could,” “believes,” “expects”; “hopes” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the risks, uncertainties and other factors following: the effect that QLT’s announcements and actions will have on the market price of our securities; our development plans, timing and results of the clinical development of our synthetic retinoid program; assumptions related to continued enrollment trends, efforts and success, and the associated costs of our synthetic retinoid program; outcomes for our clinical trials may not be favorable or may be less favorable than interim/preliminary results and/or previous trials; varying interpretations of data produced by one or more of our clinical trials; the timing, expense and uncertainty associated with the regulatory approval process for products to advance through development stages; risks and uncertainties associated with the safety and effectiveness of our synthetic retinoid program; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; the Company’s future operating results, which are uncertain and likely to fluctuate; currency fluctuations; and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.